UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Ovid Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue 14th Floor
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 661-7661

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 27, 2024, the Board of Directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”) approved a reduction of the Company’s workforce to prioritize its programs and extend its cash runway. The Company will reduce its workforce by 17 people, or approximately 43% of the Company’s existing headcount, to preserve cash resources. The workforce reduction was communicated to a majority of the impacted employees on June 28, 2024 and has an effective date of July 11, 2024 (the “Separation Date”).

All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments and the continuation of group health insurance coverage for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a general release of claims against the Company.

The Company anticipates a one-time severance-related charge associated with the workforce reduction to be approximately $4.0 million, which represents cash expenditures related to employee severance and notice period payments, benefits and related costs that the Company expects to incur in connection with the workforce reduction. The Company expects that the execution of the workforce reduction will be substantially complete by the end of the third quarter of 2024 and that the majority of the cash payments related to the restructuring will be substantially complete by the end of the second quarter 2025. The estimates of the charges and cash expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the workforce reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Executives

In connection with the workforce reduction described under Item 2.05 above, on the Separation Date, Thomas Perone will cease serving as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary, and Jason Tardio will cease serving as the Company’s Chief Operating Officer. Mr. Perone and Mr. Tardio will be entitled to severance benefits as set forth in their executive employment agreements. Mr. Perone’s Amended and Restated Executive Employment Agreement, effective January 1, 2020 (the “Perone Agreement”), and Mr. Tardio’s Executive Employment Agreement, effective October 21, 2019 (the “Tardio Agreement”), are filed as Exhibits 10.17 and Exhibit 10.16, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2024. All severance benefits are contingent upon such executive’s execution of a general release of claims against the Company. The Company intends to enter into a consulting and transition arrangement with each of Mr. Perone and Mr. Tardio, pursuant to which each would consult for a period of time to assist in the transition of their duties.

Item 7.01 Regulation FD Disclosure.

Cash Sufficiency Forecast

The Company believes that its cash runway will be sufficient to fund its operations into the first half of 2026, which reflects the estimated cost savings from the workforce reduction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the results of the workforce reduction, any estimated charges associated with the workforce reduction and expectations regarding the Company’s cash runway. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, impediments to the Company’s ability to execute the workforce reduction as currently contemplated, the actual charges associated with the workforce reduction being higher than anticipated or changes to the assumptions on which the estimated charges associated with the workforce reduction are based, the Company’s ability to achieve projected cost savings in connection with the workforce reduction, unintended consequences from the workforce reduction that impact the Company’s business, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to the Company’s ability to achieve its financial objectives, the risk that the Company may not be able to realize the intended benefits of its technology or its business strategy, or risks related to the Company’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions, the sufficiency of the Company’s cash resources and anticipated cash runway, including the risk that the Company could utilize its available capital resources sooner than it currently expects, and the Company’s need for additional capital. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s most recent Quarterly Report on Form 10-Q filed on May 14, 2024 and any subsequent current and periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

Date: June 28, 2024	By:	/s/ Jeffrey Rona
Chief Business and Chief Financial Officer